SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003

IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana (State or Other Jurisdiction of Incorporation	0-25756 (Commission File Number)	72-1280718 (I.R.S. Employer Identification No.)

1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560
(Address of Principal Executive Offices)

(337) 521-4003
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1	Press Release dated January 21, 2003, with respect to the Registrant’s unaudited financial results for the fourth quarter and year ended December 31, 2002.

Item 9. Regulation FD Disclosure

On January 21, 2003, the Registrant issued a press release announcing earnings of $4.7 million and $18.4 million for the fourth quarter and year ended December 31, 2002, respectively. A copy of the press release, including unaudited financial information released as a part thereof, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in Item 9.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IBERIABANK CORPORATION

DATE: January 21, 2003	By:	/s/ Daryl G. Byrd
Daryl G. Byrd President and Chief Executive Officer